                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------


                                  FORM 8-A/A
                               (AMENDMENT NO. 3)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ---------------


                           TELE-COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                               84-1260157
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

             5619 DTC Parkway
            Englewood, Colorado                          80111-3000
 (Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share.
Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share.
Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share.
Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share.

Item 1.   Description of Registrant's Securities to be Registered.

          Item 1 of the Form 8-A of the Registrant is hereby amended to read in its entirety as follows:

          The securities of Tele-Communications, Inc., a Delaware corporation ("TCI" or the "Company"), to be registered hereby are the Company's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), and Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock," and collectively with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), and the Company's Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Media Group Common Stock"), and Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Series B Liberty Media Group Common Stock," and collectively with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock").

          The Restated Certificate of Incorporation, as amended, of the Company (the "Charter") provides that the Company is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of which 1,750,000,000 shares are designated Series A TCI Group Common Stock, 150,000,000 shares are designated Series B TCI Group Common Stock, 750,000,000 shares are designated Series A Liberty Media Group Common Stock, 75,000,000 shares are designated Series B Liberty Media Group Common Stock, 750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share (the "Series A TCI Ventures Group Common Stock"), and 75,000,000 shares are designated Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share (the "Series B TCI Ventures Group Common Stock," and collectively with the Series A TCI Ventures Group Common Stock, the "TCI Ventures Group Common Stock"), and (ii) 52,375,096 shares of preferred stock (the "Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated as Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 80,000 shares are designated as Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, may be reissued as shares of another series of Series Preferred Stock, but may not be reissued as Series E Preferred Stock.

          The following description of certain terms of the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Ventures Group Common Stock and the outstanding classes and series of Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Charter (including the Certificate of Designations with respect to each outstanding series of Series Preferred Stock), copies of which are incorporated herein by reference.

Common Stock

          As of June 30, 1997, 628,870,996 shares of Series A TCI Group Common Stock (net of shares held by subsidiaries of the Company), 54,221,314 shares of Series B TCI Group Common Stock (net of treasury stock), 228,239,906 shares of Series A Liberty Media Group Common Stock (net of treasury stock) and 21,175,465 shares of

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Series B Liberty Media Group Common Stock had been issued and were outstanding and 116,853,196 shares of Series A TCI Group Common Stock were held by subsidiaries of the Company. As of that date, 125,616,994 shares of Series A TCI Group Common Stock and 29,915,040 shares of Series A Liberty Media Group Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities (other than the Series B TCI Group Common Stock and the Series B Liberty Media Group Common Stock, and other than the Series F Preferred Stock held by subsidiaries of the Company) and options. In addition, the Company has reserved a number of shares of Series A TCI Group Common Stock equal to the number of shares of Series B TCI Group Common Stock outstanding and a number of shares of Series A Liberty Media Group Common Stock equal to the number of shares of Series B Liberty Media Group Common Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of the Series B TCI Group Common Stock and the Series B Liberty Media Group Common Stock, respectively. Additionally, subsidiaries of the Company own shares of Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of Series A TCI Group Common Stock.

          Certain Definitions

          As used herein, the following terms have the meanings specified below:

          "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

          "Adjusted TCI Ventures Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of TCI Ventures Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest and (c) the number of shares of TCI Ventures Group Common Stock issuable upon conversion, exercise or exchange of Pre-Exchange Offer Securities.

          "Appraisal Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the last day of the calendar month preceding the month in which the Selection Date occurs.

          "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

          "Committed Acquisition Shares" means (i) the shares of Series A Liberty Media Group Common Stock that the Company had, prior to the record date for the Liberty Media Group Distribution on August 10, 1995, agreed to issue, but as of such record date had not issued, and (ii) the shares of Series A Liberty Media Group Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that the Company had, prior to the record date for the Liberty Media Group Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of the Company to issue shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock), which as a result of the Liberty Media Group Distribution, constitute obligations to issue, among other securities, Series A Liberty Media Group Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for Series A Liberty Media Group Common Stock; provided, however, that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of the Series A Liberty Media Group Common Stock, in each

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

case occurring (or the record date for which occurs) after the Liberty Media Group Distribution. The shares of Series A Liberty Media Group Common Stock issuable upon conversion of the Series H Preferred Stock constitute Committed Acquisition Shares.

           "Convertible Securities" means any securities of the Company (other than any series of Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

           "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

           "Exchange Offers" means those certain offers made by the Company to exchange (i) one share of Series A TCI Ventures Group Common Stock for each share of Series A TCI Group Common Stock properly tendered and not validly withdrawn, up to 188,661,300 shares of Series A TCI Group Common Stock (the "Series A Maximum"), and (ii) one share of Series B TCI Ventures Group Common Stock for each share of Series B TCI Group Common Stock properly tendered and not validly withdrawn, up to 16,266,400 shares of Series B TCI Group Common Stock (the "Series B Maximum"), upon the terms and subject to the conditions set forth in the Offering Circular of the Company, dated August 7, 1997, and the related Letters of Transmittal.

           "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Company to make such determination.

           "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

           "Initial Ventures Options" means those certain options to purchase shares of Series A TCI Ventures Group Common Stock that were issued effective upon the consummation of the Exchange Offers, in connection with the adjustment of the Adjustable Options. For purposes of this definition, the term "Adjustable Options" means those options to purchase shares of Series A TCI Group Common Stock that were outstanding immediately prior to the consummation of the Exchange Offers under any Existing Stock Plan (as defined below), which options the Board of Directors and, if applicable, the committee of the Board of Directors charged with the administration of such Existing Stock Plan, determined to adjust for the effects of the Exchange Offers by the issuance, in substitution for and in cancellation of each such Adjustable Option effective upon the consummation of the Exchange Offers, of an Initial Ventures Option to purchase a number of shares of Series A TCI Ventures Group Common Stock initially equal to 30% (rounded up to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, and an option to purchase a number of shares of Series A TCI Group Common Stock equal to 70% (rounded down to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, together with such other securities as were then issuable upon exercise of such Adjustable Option (and, in each case, having such other terms consistent with the terms of the Adjustable Option for which they are exchanged as the Board of Directors or the committee, as applicable, determines). The term "Existing Stock Plans" means each of the following: the Tele-Communications, Inc. 1994 Stock Incentive Plan, the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan and the Tele-Communications, Inc. 1996 Incentive Plan.

           "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the TCI Ventures Group means any common stockholders' equity value of the Company attributable to the Liberty Media Group or the TCI Ventures Group, as the case may be, that is not represented by outstanding shares of Liberty Media Group Common Stock or TCI

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Ventures Group Common Stock , as the case may be. The TCI Group's Inter-Group
Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the TCI Ventures Group is represented by the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest.

           "Liberty Media Group" means as of any date of determination thereof:

                 (i) the interest of the Company or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets,

                 (ii) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence),

                 (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

                 (iv) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of the Company attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

           "Liberty Media Group Distribution" shall mean the share distribution of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock made to the holders of record of Series A TCI Group Common Stock and Series B TCI Group Common Stock as of the close of business on August 4, 1995.

           "Liberty Media Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and (b) the aggregate number of shares of Liberty Media Group Common Stock outstanding as of such date.

           "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the TCI Ventures Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
(c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption --Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock."

           "Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date.

           "Lower Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

           "Market Capitalization" of any class or series of capital stock of the Company on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

           "Market Value" of any class or series of capital stock of the Company on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the Nasdaq National Market, or if the shares of


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

such class or series are not quoted on such Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company," "--Conversion and Redemption--Conversion of TCI Ventures Group Common Stock at the Option of the Company," "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" and as described under "--Liquidation Rights," (a) the "Market Value" of any share of any series of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

           "Mutually Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the determination by the Mutually Designated Appraiser of such private market value.

           "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

           "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be

                 (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of Series A Liberty Media Group Common Stock,

                 (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or sold by the Company after the Liberty Media Group Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered by the Company as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by the Company after the Liberty Media Group Distribution as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A Liberty Media

           Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such transfer, and

                 (iii) increased by (a) the aggregate number of any shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

The Company will not issue or sell shares of Series B Liberty Media Group Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, the Company will prepare and file a statement of such change with the Secretary of the Company.

           "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest" is currently zero and will from time to time, as applicable, be

                 (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and dividends or distributions of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and other reclassifications of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock,

                 (ii) decreased (but not to less than zero) by (i) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or sold by the Company after the consummation of the Exchange Offers the proceeds of which are attributed to the TCI Group, (ii) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Exchange Offer Securities), the proceeds of which are attributed to the TCI Group, (iii) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered by the Company as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (iv) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Exchange Offer Securities) issued or delivered by the Company after the consummation of the Exchange Offers as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (v) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the TCI Ventures Group that are transferred from the TCI Ventures Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the TCI Ventures

           Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such transfer, and

                 (iii) increased by (a) the aggregate number of any shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the TCI Ventures Group in consideration of an increase in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

           Whenever a change in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest occurs, the Company shall prepare and file a statement of such change with the Secretary of the Company.

           "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Liberty Media Group Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock).

           "Pre-Exchange Offer Securities" means the TCI-UA Notes and the Initial Ventures Options.

           "Qualifying Subsidiary" shall mean a Subsidiary of the Company in which (i) the Company's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for (x), in the case of a Subsidiary that holds assets attributed to the Liberty Media Group, a distribution of the Company's interest in such Subsidiary to the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock that is tax free to such holders or (y), in the case of a Subsidiary that holds assets attributed to the TCI Ventures Group, a distribution of the Company's interest in such Subsidiary to the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that is tax free to such holders or (ii) the Company owns, directly or indirectly, all of the issued and outstanding capital stock.

           "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the TCI Ventures Group, as the case may be, prior to such Disposition, as determined in good faith by the Board of Directors.

           "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

           "Selection Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

           "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

           "TCI Group" means as of any date of determination thereof:

                 (i) the interest of the Company or any of its subsidiaries in all of the businesses in which the Company or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Company or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the TCI Ventures Group;

                 (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the TCI Ventures Group equal to the TCI Ventures Group Inter-Group Interest Fraction as of such date;

                 (iii) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

                 (iv) from and after any dividend or other distribution with respect to shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Company attributed to the TCI Ventures Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the TCI Ventures Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

                 (v) any assets or properties transferred from the Liberty Media Group or the TCI Ventures Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the TCI Ventures Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group or the TCI Ventures Group, as applicable, described in clause (ii) above). If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of the Company attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If the Company pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in other securities of the Company attributed to the TCI Ventures Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of TCI Ventures Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or the TCI Ventures Group, as applicable.

           "TCI-UA Notes" shall mean those certain convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of the Company, which notes were, prior to the consummation of the Exchange Offers, exchangeable for shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock.

           "TCI Ventures Group" shall mean, as of any date that any shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have been issued and continue to be outstanding:

                 (i) the interest of the Company or of any of its subsidiaries in any of the following persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets: TCI Ventures Group, LLC, Tele-Communications International, Inc., TCI Telephony Holdings, Inc., New Jersey Fiber Technologies, L.P., Louisville Lightwave, Western TeleCommunications, Inc., TCI GCI, Inc., TCI UVSG, Inc., Acclaim Entertainment, Inc., TCI TSX, Inc., Intessera, Inc., TCI-TVGOS, Inc., TCI MCNS Holdings, Inc., TCI ETC Holdings, Inc., TCI Internet Holdings, Inc., TCI Online Sports Holdings, Inc., TCI Online Village Holdings, Inc., TCI INZ Sports Holdings, Inc., TCI Netscape Holdings, Inc., TCI Java, Inc., National Digital Television Center, Inc., TCI SUMMITrak of Texas, Inc., TCI SUMMITrak, LLC, DigiVentures, LLC, Kitty Hawk Capital Limited Partners, II, New Enterprise Associates, IV, Limited Partnership, Venture First II, L.P., TVSM, Inc.,

                 (ii) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of any of the Persons named in clause (a) or any of their respective subsidiaries (or any successor as described in clause (a) of this sentence),

                 (iii) the proceeds of exercise of the Initial Ventures Options and the expense of exercise of any related stock appreciation rights,

                 (iv) all assets and properties contributed or otherwise transferred to the TCI Ventures Group from the TCI Group, and

                 (v) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the TCI Ventures Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment shall be made as provided in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Company attributed to the TCI Ventures Group for which provision shall be made as set forth in the penultimate sentence of this definition), the TCI Ventures Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and
(b) from and after any transfer of assets or properties from the TCI Ventures Group to the TCI Group, the TCI Ventures Group shall no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in securities of the Company attributed to the TCI Ventures Group other than TCI Ventures Group Common Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of TCI Ventures Group Common Stock, the TCI Ventures Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Ventures Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the TCI Ventures Group.

           "TCI Ventures Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and (b) the aggregate number of shares of TCI Ventures Group Common Stock outstanding as of such date.

           "TCI Ventures Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the TCI Ventures Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the TCI Ventures Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Exchange Offer Securities which are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the TCI Ventures Group. For purposes of this definition, any properties and assets of the TCI Ventures Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock."

           "TCI Ventures Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date.

           "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the Corporation is not traded on the Nasdaq National Market System or in the over-the-counter market.

           Voting Rights

           Holders of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock, in each case, are entitled to one vote for each share of such stock held, and holders of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock, in each case, are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of Preferred Stock or any series of such a class, in the Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Charter), the holders of TCI Group Common Stock, the holders of Liberty Media Group Common Stock, the holders of TCI Ventures Group Common Stock and the holders of each class or series of Preferred Stock, if any, entitled to vote thereon will vote as one class with respect to all matters to be voted on by stockholders of the Company.

           None of the holders of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock, Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have any rights to vote as a separate class or series on any matter coming before the stockholders of the Company, except with respect to certain limited class and series voting rights provided under the Delaware General Corporation Law ("DGCL"). Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter of such corporation that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. Because the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock are each a separate series of a single class of stock, each series will be entitled to vote separately as a class upon an amendment to the Charter that would alter or change the powers, preferences or special rights of such series so as to affect them adversely only if the other series were not so affected. The DGCL does not provide for any other separate voting rights of a class or series of capital stock (other than with respect to a change in par value or, in certain circumstances not applicable in the case of the Company's outstanding stock, an increase or decrease in the authorized shares of such class or series). Consequently, because most matters brought to a stockholder vote will require the approval of only a specified percentage of all of the Company's outstanding capital stock entitled to vote on such matters (including the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock) voting together as a single class, if the holders of one or more series of Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

           Dividends

           Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of Preferred Stock, dividends may be paid as determined by the Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL, (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL, and (iii) on the TCI Ventures Group Common Stock out of the lesser of
(x) the TCI Ventures Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL. Under the DGCL, the amount of the funds of the Company legally available for the payment of dividends on any series of Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the TCI Ventures Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the TCI Ventures Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock, if any, and dividends on, or certain repurchases of, Preferred Stock. Certain loan agreements to which certain subsidiaries of the Company are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

           The "TCI Group Available Dividend Amount," as of any date, means either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

           The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of the Company attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

           The "TCI Ventures Group Available Dividend Amount," as of any date, means the product of the TCI Ventures Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the TCI Ventures Group less the total liabilities (not including preferred stock) of the TCI Ventures Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Ventures Group Common Stock and each class or series of Preferred Stock attributed to the TCI Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Ventures Group," for any period, means the net earnings or loss of the TCI Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Ventures Group for such period as presented in the combined financial statements of the TCI Ventures Group, including income and expenses of the Company attributed to the operations of the TCI Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Ventures Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Ventures Group Common Stock under the DGCL if the TCI Ventures Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Ventures Group Available Dividend Amount.

           Except for dividends declared or paid as described below under "--Share Distributions," "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," any dividends paid on the Series A TCI Group Common Stock or the Series B TCI Group Common Stock will be paid only on both series, in equal amounts per share; any dividends paid on the Series A Liberty Media Group Common Stock or the Series B Liberty Media Group Common Stock will be paid only on both series, in equal amounts per share; and any dividends paid on the Series A TCI Ventures Group Common Stock or the Series B TCI Ventures Group Common Stock will be paid only on both series, in equal amounts per share.

           The Board of Directors, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock in equal or unequal amounts, notwithstanding the relationship among the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock or any other factor.

           At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media

Group Common Stock times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

         At the time of any dividend or other distribution on the outstanding shares of TCI Ventures Group Common Stock (including any dividend of TCI Ventures Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group as described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the TCI Ventures Group) be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

         Share Distributions

         Distributions on TCI Group Common Stock. If at any time after the initial issuance of shares of TCI Ventures Group Common Stock, a distribution paid in TCI Group Common Stock, TCI Ventures Group Common Stock, Liberty Media Group Common Stock, or any other securities of the Company or any other person (a "share distribution"), is made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

                (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

                (ii) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of Series A Liberty Media Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

                (iii) a share distribution consisting of shares of Series A
         TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common

         Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Group Common Stock; provided that the sum of (A) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock to be so distributed (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed) and (B) the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Exchange Offer Securities) is less than or equal to the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest; and

                (iv) a share distribution consisting of any class or series of securities of the Company or any other person other than TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         The Company will not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

         Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

                (i) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and, on an equal per share basis, shares of Series B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series B Liberty Media Group Common Stock; and

                (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         Because under the Charter the Liberty Media Group is not permitted to have an Inter-Group Interest in either the TCI Group or the TCI Ventures Group, no distributions on the Liberty Media Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or TCI Ventures Group Common Stock (or related Convertible Securities) are permitted.

         The Company will not reclassify, subdivide or combine the Series A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series B Liberty Media Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series A Liberty Media Group Common Stock, on an equal per share basis.

         Distributions on TCI Ventures Group Common Stock. If at any time a share distribution is to be made with respect to the TCI Ventures Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

                (i) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series

         B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Ventures Group Common Stock; and

                (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         Because under the Charter the TCI Ventures Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the TCI Ventures Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or Liberty Media Group Common Stock (or related Convertible Securities) are permitted.

         The Company will not reclassify, subdivide or combine the Series A TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series B TCI Ventures Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series A TCI Ventures Group Common Stock, on an equal per share basis.

         Conversion and Redemption

         Conversion at the Option of the Holder. Each share of Series B TCI Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Group Common Stock. Each share of Series B Liberty Media Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A Liberty Media Group Common Stock. Each share of Series B TCI Ventures Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Ventures Group Common Stock. Shares of Series A TCI Group Common Stock are not convertible into shares of Series B TCI Group Common Stock; shares of Series A Liberty Media Group Common Stock are not convertible into shares of Series B Liberty Media Group Common Stock; and shares of Series A TCI Ventures Group Common Stock are not convertible into shares of Series B TCI Ventures Group Common Stock.

         Conversion of Liberty Media Group Common Stock at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of Liberty Media Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

         Under the Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The Liberty Media Group Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, which will be determined in the manner described below.

         The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that the Company determines to establish the Liberty Media Group Private Market Value, the Company shall designate the First Appraiser and a committee of the Board of Directors all of whose members are independent directors as determined under the Nasdaq National Market rules (the " Independent Committee") shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be
(i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

         Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

         Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

         If the Company determines to convert shares of Series A Liberty Media Group Common Stock into Series A TCI Group Common Stock and shares of Series B Liberty Media Group Common Stock into Series B TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

         Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of Liberty Media Group Common Stock from retaining their interest in a security reflecting separately the business of the Liberty Media Group. In addition, the adjustments in respect of Pre-Distribution Convertible Securities and Committed Acquisition Shares would dilute the interests of holders of Liberty Media Group Common Stock upon any conversion of shares of Liberty Media Group Common Stock into TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio.

         Conversion of TCI Ventures Group Common Stock at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio. As more fully described below, the TCI Ventures Group Optional Conversion Ratio is the ratio of the private market value of a share of TCI Ventures Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

         Under the Charter, the "TCI Ventures Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the TCI Ventures Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The TCI Ventures Group Common Stock Per Share Value will equal the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, which will be determined in the manner described below.

         The "TCI Ventures Group Private Market Value" means an amount equal to the private market value of the TCI Ventures Group as of the Appraisal Date. In the event that the Company determines to establish the TCI Ventures Group Private Market Value, the Company shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the TCI Ventures Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be
(i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the TCI Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

         Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the TCI Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the TCI Ventures Group, as if the TCI Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the TCI Ventures Group other than that which would have existed if the TCI Ventures Group were a publicly traded non-controlled entity.

         Following the determination of the TCI Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the TCI Ventures Group were used in the calculation of the TCI Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of TCI Ventures Group Common Stock together with any further appropriate adjustments to the TCI Ventures Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of TCI Ventures Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of TCI Ventures Group Common Stock outstanding, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Exchange Offer Securities, and the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Exchange Offer Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "TCI Ventures Group Common Stock Per Share Value" means the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the TCI Ventures Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

         If the Company determines to convert shares of Series A TCI Ventures Group Common Stock into Series A TCI Group Common Stock and shares of Series B TCI Ventures Group Common Stock into Series B TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the TCI Ventures Group Common Stock Per Share Value as of a subsequent date.

         Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of TCI Ventures Group Common Stock from retaining their interest in a security reflecting separately the business of the TCI Ventures Group. In addition, the adjustments in respect of Pre-Exchange Offer Securities would dilute the interests of holders of TCI Ventures Group Common Stock upon any conversion of shares of TCI Ventures Group Common Stock into TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio.

         Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the Disposition, in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption -- Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

         The action the Company is required to take is to either:

                (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

                (ii) provided that there are assets of the Company legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

                      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

                      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

                  (iii) convert (A) each outstanding share of Series A Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A Liberty Media Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

         The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or Liberty Media Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or
(ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the Liberty Media Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Liberty Media Group while maintaining the capital structure and delineation of business groups of the Liberty Media Group.

         The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of Liberty Media Group Common Stock following a Disposition of all of the properties and assets of the Liberty Media Group is to allocate to the TCI Group a portion of the Liberty Media Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition conversion, exercise or exchange of Pre-Distribution Convertible Securities that is in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Distribution and to make similar provision for the Company's obligation in respect of any Committed Acquisition Shares that remain issuable. To the extent such Pre-Distribution Convertible Securities and Committed Acquisition Shares are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the Liberty Media Group Net Proceeds. In the event any redemption of the Liberty Media Group Common Stock or conversion of the Liberty Media Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities. In the event the holders of any such Pre-Distribution Convertible Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such security, or the acquisition relating to such Committed Acquisition Shares is not consummated (or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares are not converted, exercised or exchanged), then the securities or other property so reserved shall revert to the TCI Group and the former holders of Liberty Media Group Common Stock shall have no interest in such securities or property.

         At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

         The option to convert the Liberty Media Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

         If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of Liberty Media Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Liberty Media Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Liberty Media Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Liberty Media Group at such time. If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Company, the holders of the Liberty Media Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the Liberty Media Group Common Stock in an amount related to the proceeds of such Disposition.

         Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock. Upon the Disposition in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the TCI Ventures Group to any one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption -- Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary" "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the TCI Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the TCI Ventures Group as of such date.

         The action the Company is required to take is to either:

                (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of TCI Ventures Group Common Stock equally on a share for share basis (subject to the provisions described in the second sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of TCI Ventures Group Common Stock,") in an aggregate amount equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the TCI Ventures Group Net Proceeds of such Disposition;

                (ii) provided that there are assets of the Company legally available therefor and the TCI Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

                      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the TCI Ventures Group, redeem all outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction as of the date of such redemption and the TCI Ventures Group Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

                      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the TCI Ventures Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the TCI Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding, with the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A TCI Ventures Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

                (iii) convert (A) each outstanding share of Series A TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A TCI Ventures Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

         The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption"--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the TCI Ventures Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or
(ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the TCI Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the TCI Ventures Group while maintaining the capital structure and delineation of business groups of the TCI Ventures Group.

         The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of TCI Ventures Group Common Stock following a Disposition of all of the properties and assets of the TCI Ventures Group is to allocate to the TCI Group a portion of the TCI Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition conversion, exercise or exchange of PreExchange Offer Securities that is in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Disposition. To the extent such Pre-Exchange Offer Securities are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the TCI Ventures Group Net Proceeds. In the event any redemption of the TCI Ventures Group Common Stock or conversion of the TCI Ventures Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Exchange Offer Securities or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Exchange Offer Securities or other Convertible Securities. In the event the holders of any such Pre-Exchange Offer Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion, exercise or exchange right or the retirement of such security, then the securities or other property so reserved shall revert to the TCI Group and the former holders of TCI Ventures Group Common Stock shall have no interest in such securities or property.

         At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

         The option to convert the TCI Ventures Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

         If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of TCI Ventures Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the TCI Ventures Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the TCI Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the TCI Ventures Group at such time. If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company, the holders of the TCI Ventures Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the TCI Ventures Group Common Stock in an amount related to the proceeds of such Disposition.

         Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty Media Group Subsidiary that are owned by the Company. The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of the number of shares of the Liberty Media Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the Liberty Media Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption conversion, exercise or exchange of Pre-Distribution Convertible Securities that become so payable in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption and to make similar provision for the Company's obligations in respect of any Committed Acquisition Shares that remain issuable.

         In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If the Company determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock shall consist solely of the class or series having the lower relative voting rights.

         Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the TCI Ventures Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "TCI Ventures Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem on a pro rata basis, all of the outstanding shares of TCI Ventures Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each TCI Ventures Group Subsidiary equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such TCI Ventures Group Subsidiary that are owned by the Company. The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of the number of shares of the TCI Ventures Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the TCI Ventures Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption conversion, exercise or exchange of PreExchange Offer Securities that become so payable in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption.

         In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of separate classes or series of common stock of each TCI Ventures Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights, or
(ii) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of a single class of common stock of each TCI Ventures Group Subsidiary without distinction between the shares distributed to the holders of the two series of TCI Ventures Group Common Stock.

         Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive as a result of such conversion and redemption had such securities been converted, exercised or exchanged immediately prior to such action. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Media Group Common Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the Liberty Media Group Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

         Unless the provisions of the Pre-Exchange Offer Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding share of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Exchange Offer Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or securities or other property that a holder of such Pre-Exchange Offer Securities would have been entitled to receive as a result of such conversion and redemption had such Pre-Exchange Offer Securities been converted, exercised or exchanged immediately prior to such action. Unless the provisions of any class or series of Convertible Securities (other than Pre-Exchange Offer Securities) which are convertible into or exercisable or exchangeable for shares of TCI Ventures Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

         General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will announce publicly by press release (i) the Liberty Media Group Net Proceeds of such Disposition, (ii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iii) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions described in clause (i), (ii) or
(iii) of the second paragraph under "--Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

         If the Company determines to pay a dividend described in clause (i) of the second paragraph under "-- Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

         If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under "--Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media

Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

         If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which will be the date on which shares of the Liberty Media Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that the Company will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the Company will cause to be given to each holder of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be redeemed, a notice setting forth
(i) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by the Company pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

         In the event of any conversion as described above under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption -- Conversion of Liberty Media Group Common Stock at the Option of the

Company"), (iii) the per share number (or fraction) of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the conversion date.

         If the Company determines to redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock as described above under "--Conversion and Redemption -- Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," the Company will promptly cause to be given to each holder of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent by not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

         In each case in which a notice is required to be given to holders of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Liberty Media Group Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of Liberty Media Group Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

         All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of the Company. Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible

Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

         The Company will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Company may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, the Company will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be
(i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

         No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Company's default in payment of the dividend or distribution due on such date.

         Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as the Company will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement). The Company will as soon as practicable after surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. The Company will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under the caption "--Conversion at the Option of the Holder."

         From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of Liberty Media Group Common Stock, the Company will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

         The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         Provisions substantially the same as those described under this caption "-- General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the TCI Ventures Group and a determination of the Company to pay a dividend on or undertake a partial or complete redemption of the TCI Ventures Group Common Stock following such Disposition, in the event of any conversion of the TCI Ventures Group Common Stock as described under "--Conversion and Redemption -- Conversion of TCI Ventures Group Common Stock at the Option of the Company" or "--Conversion and Redemption --Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," and in the event of a redemption of the TCI Ventures Group Common Stock in exchange for stock of one or more subsidiaries as described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary."

         Liquidation Rights

         In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period and (iii) the holders of the shares of TCI Ventures Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where W is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, X is the aggregate Market Capitalization of the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, Y is the aggregate Market Capitalization of the

Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and Z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Company.

         No holder of Liberty Media Group Common Stock or TCI Ventures Group Common Stock will have any special right to receive specific assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in the case of any dissolution, liquidation or winding up of the Company.

         Determinations by the Board of Directors

         The Charter provides that any determinations made by the Board of Directors under any provision described under "Common Stock" will be final and binding on all stockholders of the Company, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Board of Directors. The Company will prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Company.

         Preemptive Rights

         Holders of the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

Preferred Stock

         As of June 30, 1997, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 995,324 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,693,077 shares of Series G Preferred Stock and 6,693,177 shares of Series H Preferred Stock were outstanding. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock and may be reissued as shares of another series of Series Preferred Stock, but may not be reissued as Series E Preferred Stock. As of June 30, 1997, all of the outstanding shares of Series F Preferred Stock were held by subsidiaries of the Company.

         Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock

         Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to the Class B Preferred Stock with respect to the payment of dividends, the holders of Class B Preferred Stock are entitled to receive preferential cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment date, to holders of record of Class B Preferred Stock as of a special record date fixed by the Board of Directors. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

         Upon the liquidation, dissolution or winding up of the Company, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

         Subject to the prior preferences and other rights of any class or series of Preferred Stock, the Class B Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date. The Company does not have any mandatory obligation to redeem the Class B Preferred Stock as of any fixed date, at the option of the holders or otherwise.

         The Class B Preferred Stock is exchangeable at the option of the Company in whole but not in part at any time for junior subordinated debt securities of the Company ("Junior Exchange Notes"). If the Company exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the 15th anniversary of the date of issuance and will be subject to earlier redemption at the option of the Company, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

         The Class B Preferred Stock ranks senior to the Common Stock and junior to the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

         For so long as any dividends are in arrears on the Class B Preferred Stock or any class or series of Preferred Stock ranking pari passu with the Class B Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Class B Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Class B Preferred Stock, any such parity stock or any class or series of its capital stock ranking junior to the Class B Preferred Stock, or set aside any money or assets for such purpose, unless all of the outstanding shares of Class B Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Class B Preferred Stock. If the Company fails to redeem or exchange shares of Class B Preferred Stock on a date fixed for redemption or exchange, and until such shares are redeemed or exchanged in full, the Company may not redeem or exchange any parity stock or junior stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or set aside money or assets for such purpose, and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Class B Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem or exchange on any date fixed for redemption or exchange any shares of Class B Preferred Stock will not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or redeeming, purchasing or otherwise acquiring junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; or (ii) paying dividends on any parity stock solely in shares of parity stock and/or junior stock or redeeming, exchanging, purchasing or otherwise acquiring Class B Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock.

         The Class B Preferred Stock has no voting rights, except as required by the DGCL, and except that the holders of Class B Preferred Stock have the right to vote with the Common Stock and any other class or series of Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of the Company.

         Series Preferred Stock

         The Series Preferred Stock is issuable, from time to time, in one or more series, with such power, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors.

         All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

         Series C Convertible Preferred Stock

         Each share of Series C Preferred Stock is convertible, at the option of the holder, into 116.24 shares of Series A TCI Group Common Stock and 25 shares of Series A Liberty Media Group Common Stock (and, upon conversion of shares of Series C Preferred Stock, each holder of Series C Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon conversion), subject to anti-dilution adjustments. The dividend, liquidation and redemption features of the Series C Preferred Stock, each of which is discussed in greater detail below, are determined by reference to the liquidation value of the Series C Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $2,375, plus (ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sums of clauses (i) and (ii) above, to such date of determination.

         Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue cumulatively at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if the Company fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, dividends will thereafter accrue cumulatively at an annual rate of 15% of the liquidation value per share. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% per annum (15% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters in which event such rate will increase to 15% per annum until such dividends and all dividends, accrued thereon, are paid in full.

         Upon the dissolution, liquidation or winding up of the Company, holders of the Series C Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C Preferred Stock.

         The Series C Preferred Stock is subject to optional redemption by the Company at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the then liquidation value of the Series C Preferred Stock. Subject to the prior preferences and other rights of any other class or series of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Series C Preferred Stock is required to be redeemed by the Company at any time after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the then liquidation value.

         The Series C Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity basis with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

         For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not redeem or otherwise acquire any shares of Series C Preferred Stock or any shares of any class or series of its capital stock ranking junior to the Series C Preferred Stock, unless all of the outstanding shares of Series C Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that the Company may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series C Preferred Stock. If the Company fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series C Preferred Stock are redeemed in full, the Company may not redeem any junior stock, or otherwise acquire any shares of such stock or Series C Preferred Stock, except that the Company may acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series C Preferred Stock, if as to holders of all outstanding shares of Series C Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical.

         The holders of Series C Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of the holders of Common Stock and any other class or series of Preferred Stock entitled to vote in any general election of directors. Holders of Series C Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

         Series D Convertible Preferred Stock

         Each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of Series A TCI Group Common Stock, two and one-half shares of Series A Liberty Media Group Common Stock (and, upon conversion of shares of Series D Preferred Stock, each holder of Series D Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon conversion) and one share of TCI Satellite Entertainment, Inc. Series A Common Stock, subject to anti-dilution adjustments. If the Company distributes to holders of Class A Common Stock rights or warrants to subscribe for or purchase shares of capital stock of the Company (other than shares of Class A Common Stock or Class B Common Stock) or a subsidiary of the Company, which capital stock (a) is common stock of its issuer or (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such stock were issued thereby such capital stock would be common stock of such corporation ("Special Securities"), each holder of Series D Preferred Stock will have the option, in lieu of any antidilution adjustment that would otherwise apply to the conversion rate of the Series D Preferred Stock, to exchange a specified portion of its shares of Series D Preferred Stock for shares of a new series of convertible preferred stock of the issuer of the Special Securities having terms similar to the Series D Preferred Stock but convertible into Special Securities.

         The dividend, liquidation and redemption features of the Series D Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Series D Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $300, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of clauses (i) and (ii) above, to such date of determination.

         Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking senior to or on a parity with the Series D Preferred Stock with respect to the payment or declaration of dividends, the holders of Series D Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue on a daily basis at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for the payment of dividends, except that if the Company fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, dividends thereafter accrue cumulatively at an annual rate of 10% of the liquidation value per share until such shares are redeemed. To the extent any cash dividends are not paid on any dividend payment date, the amount of such dividends will be automatically converted, to the extent permissible under the DGCL, into shares of Class A Common Stock at a conversion rate equal to 95% of the then "current market price" (as defined in the Certificate of Designations establishing the Series D Preferred Stock) of Class A Common Stock, and upon issuance of shares of Class A Common Stock to holders of Series D Preferred Stock in respect of such conversion such dividend will be deemed paid for all purposes. Dividends not so paid or deemed paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on such unpaid dividends at the rate of 5 1/2% per annum (10% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters, in which event such rate will increase to 10% per annum until such dividends and all dividends accrued thereon are paid in full.

         Upon the dissolution, liquidation or winding up of the Company, holders of the Series D Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series D Preferred Stock.

         The Series D Preferred Stock is subject to optional redemption by the Company at any time after the fifth anniversary of its issuance, in whole or from time to time in part, at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. Shares of Series D Preferred Stock may also be redeemed at the option of the Company after the third anniversary of the issue date, in whole or from time to time part, at a redemption price per share equal to the then liquidation value of the Series D Preferred Stock, if the market value per share of Class A Common Stock has exceeded $37.50 for the period specified in the Certificate of Designations establishing the Series D Preferred Stock. Subject to the prior preferences and other rights of any other class or series of Preferred Stock ranking senior to or on a parity basis with the Series D Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, any holder of Series D Preferred Stock, at such holder's option, may require the Company, at any time after the tenth anniversary of the issuance of such Series D Preferred Stock, to redeem all or a portion of such holder's shares of Series D Preferred Stock, provided that the aggregate liquidation value of the shares to be redeemed is in excess of $50,000 (or, if all of the shares of Series D Preferred Stock held by such holder have an aggregate liquidation value of less than $50,000, all but not less than all of such shares of Series D Preferred Stock), in each case at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. If the Company fails to effect any redemption of Series D Preferred Stock called for redemption or which a holder has validly requested be redeemed, the holders thereof will have the option to convert their shares of Series D Preferred Stock into shares of Class A Common Stock at a conversion rate equal to the quotient obtained by dividing the redemption price by 95% of the "current market price" of the Class A Common Stock on the redemption date, provided that in the case of a failure by the Company to redeem shares at the request of a holder, the exercise of the foregoing conversion right will be delayed for one year.

         The Series D Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity basis with the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

         For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not redeem or otherwise acquire any shares of Series D Preferred Stock or any shares of any class or series of its capital stock ranking pari passu with or junior to the Series D Preferred Stock, unless all of the outstanding shares of Series D Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that the Company may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series D Preferred Stock. If the Company fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series D Preferred Stock are redeemed in full, the Company may not redeem any junior stock, or otherwise acquire any shares of such stock or Series D Preferred Stock, except that the Company may acquire shares of Series D Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series D Preferred Stock, if as to holders of all outstanding shares of Series D Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical.

         The Series D Preferred Stock has no voting rights, except as required by the DGCL and except that without the consent of the holders of 66 2/3% of the aggregate liquidation value of the Series D Preferred Stock, the Company may not create any series of Preferred Stock that is senior as to dividend rights, rights to redemption, or rights on liquidation to the Series D Preferred Stock.

         Series F Convertible Redeemable Participating Preferred Stock

         Shares of Series F Preferred Stock are convertible, at the option of the holder, into Series A TCI Group Common Stock at a rate of 1,496.65 shares of Series A TCI Group Common Stock for each share of Series F Preferred Stock, subject to antidilution adjustments. In addition, any shares of Series F Preferred Stock which cease to be held by the Company or a subsidiary of the Company will automatically be converted into shares of Series A TCI Group Common Stock.

         The holders of the Series F Preferred Stock are entitled to participate, on an as-converted basis, with the holders of the Series A TCI Group Common Stock, with respect to any cash dividends or distributions declared and paid on the Series A TCI Group Common Stock.

         Upon the dissolution, liquidation or winding up of the Company, holders of the Series F Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share of Series F Preferred Stock, equal to the sum of (x) $.01 and (y) the amount to be distributed per share of Series A TCI Group Common Stock in such liquidation, dissolution or winding up multiplied by the number of shares of Series A TCI Group Common Stock into which their shares of Series F Preferred Stock are then convertible.

         The Series F Preferred Stock is subject to optional redemption by the Company at any time after the 30th business day following issuance, in whole or in part, at a redemption price, per share, equal to $24,875 (as adjusted in respect of stock splits, reverse splits and other events affecting the shares of Series F Preferred Stock), plus any dividends which have been declared but are unpaid as of the date fixed for such redemption. The Company will pay the redemption price (or designated portion thereof) of the shares of Series F Preferred Stock called for redemption by issuing to the holder thereof, in respect of its shares to be redeemed, a number of shares of Series A TCI Group Common Stock equal to the aggregate redemption price (or designated portion thereof) of such shares divided by the average market price of the Series A TCI Group Common Stock for a period specified, and subject to the adjustments described, in the certificate of designations establishing the Series F Preferred Stock.

         The Series F Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with the Series C Preferred Stock, the Series D Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

         If at any time the Company has declared a dividend on the Series F Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Company declares a cash dividend on the shares of Series A TCI Group Common Stock and fails to pay or set aside the participating dividend required to be paid to the holders of the Series F Preferred Stock, then (i) the Company may not declare or pay any dividend on or make any distribution with respect to any parity stock or junior stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series F Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither the Company nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, unless all then outstanding shares of such parity stock required to be redeemed under such circumstances are redeemed. If the Company fails to redeem shares of Series F Preferred Stock required to be redeemed on a redemption date, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, until such shares of Series F Preferred Stock are redeemed. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series F Preferred Stock will not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of parity stock and/or junior stock.

         The Series F Preferred Stock has no voting rights, except as required by the DGCL, and except that such shares have the right to vote in any general election of directors with the Common Stock and any other class or series of Preferred Stock entitled to vote thereon, on the basis of one vote per share.

         Series G Redeemable Convertible TCI Group Preferred Stock

         Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to the Series G Preferred Stock with respect to the payment of dividends, the holders of Series G Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on Common Stock and the Class B Preferred Stock. Dividends will accrue on the Series G Preferred Stock from and after the first anniversary of issuance on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of Series G Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $21.60 per share, plus
(ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation

Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually, and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series G Preferred Stock as of a special record date fixed by the Board of Directors.

         Upon the liquidation, dissolution or winding up of the Company, the holders of Series G Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series G Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

         Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with Series G Preferred Stock, the Series G Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time on or after February 1, 2001 for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with the Series G Preferred Stock, the Company shall redeem the Series G Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

         The Series G Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity basis with the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

         Each share of Series G Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into 1.190 shares of Series A TCI Group Common Stock, subject to antidilution adjustments.

         For so long as any dividends are in arrears on the Series G Preferred Stock or any class or series of Preferred Stock ranking on a parity with the Series G Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Series G Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Series G Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Series G Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the Series G Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of Series G Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the Series G Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series G Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Series G Preferred Stock.

If the Company fails to redeem shares of Series G Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, the Company may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or, except as provided above, parity stock or set aside money or assets for such purpose and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Series G Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose.

         The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series G Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Series G Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of Series G Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Series G Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Series G Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series G Preferred Stock and for no other purpose.

         The Series G Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of Series G Preferred Stock have the right to vote with the Common Stock and any other class or series of Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of the Company.

         Series H Redeemable Convertible Liberty Media Group Preferred Stock

         Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to the Series H Preferred Stock with respect to the payment of dividends, the holders of Series H Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on Common Stock and the Class B Preferred Stock. Dividends will accrue on the Series H Preferred Stock from and after the first anniversary of issuance on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of Series H Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $5.40 per share, plus
(ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus
(iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually, and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series H Preferred Stock as of a special record date fixed by the Board of Directors.

         Upon the liquidation, dissolution or winding up of TCI, the holders of Series H Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series H Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

         Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with Series H Preferred Stock, the Series H Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time on or after February 1, 2001, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with the Series H Preferred Stock, the Company shall redeem the Series H Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

         The Series H Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

         Each share of Series H Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into .2625 of one share of Series A Liberty Media Group Common Stock (and, upon conversion of shares of Series H Preferred Stock, each holder of Series H Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon conversion), subject to antidilution adjustments.

         For so long as any dividends are in arrears on the Series H Preferred Stock or any class or series of Preferred Stock ranking on a parity with the Series H Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Series H Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Series H Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Series H Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the Series H Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of Series H Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the Series H Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series H Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Series H Preferred Stock. If the Company fails to redeem shares of Series H Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, the Company may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock or, except as provided above, parity stock, or set aside money or assets for such purpose and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Series H Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose.

         The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series H Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase or other acquisition of Series H Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Series H Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Series H Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series H Preferred Stock and for no other purpose.

         The Series H Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of Series H Preferred Stock have the right to vote with the Common Stock and any other class or series of Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of the Company.

Other Matters

         The DGCL, the Charter and the Company's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board of Directors or without meeting various other conditions. The principal provisions of the DGCL, the Charter and the Company's Bylaws with respect to the foregoing are outlined below.

         DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder," unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person or entity that individually or with or through such person or entity's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL
Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or held of record by more than 2,000 stockholders.

         The Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Company has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of
Section 203 will remain applicable to transactions between the Company and any of its "interested stockholders."

         The Charter also contains certain provisions which could make a change in control of the Company more difficult. For example, the Charter requires, subject to the rights, if any, of any class or series of Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of the Company with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval),
(ii) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (iii) the dissolution of the Company. "Voting Securities" is defined in the Charter as the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Ventures Group Common Stock and any class or series of Preferred Stock entitled to vote generally with the holders of Common Stock on matters submitted to stockholders for a vote, which currently would include the Series C Preferred Stock. The Charter also provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at the annual meeting of stockholders at which such class of directors' term expires. The exact number of directors, currently ten, is fixed by the Board of Directors. The holders of Voting Securities and of Class B Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of the Company's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of the Company.) Stockholders of the Company do not have cumulative voting rights.

         The Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remain available for issuance as of June 30, 1997. Under the Charter, the Board of Directors is authorized, without further action by the stockholders of the Company, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of Liberty Media Group Common Stock and 825,000,000 shares of TCI Ventures Group Common Stock are currently authorized by the Charter, of which 1,069,508,630 shares of TCI Group Common Stock, 575,022,629 shares of Liberty Media Group Common Stock and 620,072,300 shares of TCI Ventures Group Common Stock remain available for issuance as of June 30, 1997 (without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock, TCI Ventures Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Company, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

         The Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Charter or the addition or insertion of other provisions therein.

         The Charter and the Company's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Preferred Stock, upon the call of the Secretary of the Company upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the Board of Directors. Subject to the rights of any class or series of Preferred Stock, the Company's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company, at the Company's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of the Company's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. Any action to remove directors is required to be for "cause" (as defined in the Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors (which would include the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, in addition to the Voting Securities).

Item 2.  Exhibits.

         Item 2 of the Form 8-A of the Company is hereby amended to read in its entirety as follows:

         The following exhibits are filed as part of this Registration Statement on Form 8-A:


         1. Restated Certificate of Incorporation of the Company dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995, January 25, 1996, January 25, 1996,
                  April 7, 1997 and August 28, 1997 (Incorporated herein by reference to Exhibit 1 to the Company's Form 8-A, as amended on August 28, 1997 by Form 8-A/A (Amendment No. 1) (Commission File No. 0-20421)).

         2. Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  TELE-COMMUNICATIONS, INC.



                                  By: /s/ Stephen M. Brett
                                      ------------------------------------------
                                          Stephen M. Brett
                                          Executive Vice President and Secretary

Date: October 9, 1997

                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------

1. Restated Certificate of Incorporation of the Company dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995, January 25, 1996, January 25, 1996,
                  April 7, 1997 and August 28, 1997 (Incorporated herein by reference to Exhibit 1 to the Company's Form 8-A, as amended on August 28, 1997 by Form 8-A/A (Amendment No. 1) (Commission File No. 0-20421)).

2. Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).